Exhibit 10

THE WILLIAM CARTER COMPANY

CARTER HOLDINGS, INC.

SECOND AMENDMENT

TO CREDIT AND GUARANTY AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is dated as of July 29, 2003 and is entered into by and among THE WILLIAM CARTER COMPANY, a Massachusetts corporation (the “Company”), CARTER HOLDINGS, INC., a Massachusetts corporation (“Holdings”), CERTAIN FINANCIAL INSTITUTIONS listed on the signature pages hereto (the “Lenders”), GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger, Book Runner and Syndication Agent (“Syndication Agent”), FLEET NATIONAL BANK (“Fleet”), as Administrative Agent (“Administrative Agent”) and, for purposes of Section IV hereof, the CREDIT SUPPORT PARTIES listed on the signature pages hereto, and is made with reference to that certain CREDIT AND GUARANTY AGREEMENT dated as of August 15, 2001, as amended by that certain First Amendment to Credit and Guaranty Agreement dated as of March 27, 2002 (the “Credit Agreement”).

RECITALS

WHEREAS, Company has requested that certain Lenders provide additional new Revolving Commitments in an aggregate amount not to exceed $20,000,000, the proceeds of which shall be used for working capital and general corporate purposes, including to be used by Holdings to make certain payments to its stockholders and optionholders;

WHEREAS, Company desires to borrow from certain Lenders a new Tranche C Term Loan, the proceeds of which shall be used to prepay the Tranche B Term Loans to the full extent thereof;

WHEREAS, Holdings proposes consummating an initial public offering of common stock of Holdings providing aggregate gross proceeds to Holdings of not less than $75,000,000;

WHEREAS, prior to the consummation of the initial public offering (i) Holdings has requested to reincorporate in the State of Delaware and to change its name to “Carter’s, Inc.” and (ii) Company may reincorporate in the State of Delaware; and

WHEREAS, Holdings and Company have requested that Requisite Lenders agree to make amendments to certain provisions of the Credit Agreement in order to effectuate the new Revolving Commitments, the issuance of the new Tranche C Term Loans, payments to stockholders and optionholders of Holdings, initial public offering, reincorporation and change of name contemplated herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.     AMENDMENTS TO CREDIT AGREEMENT

1.1          Amendments to Section 1: Definitions.

A.     Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions of “Holdings IPO”, “Increased Amount Date”, “Joinder Agreement”, “New Revolving Commitments”, “New Revolving Loans”, “Second Amendment”, “Second Amendment Effective Date” and “Second Amendment Transaction Costs” in the proper alphabetical order:

“Holdings IPO” means an initial public offering of common stock of Holdings.

“Increased Amount Date” as defined in Section 2.25.

“Joinder Agreement” means an agreement substantially in the form of Exhibit K.

“New Revolving Commitments” as defined in Section 2.25.

“New Revolving Loan Lender” as defined in Section 2.25.

“New Revolving Loans” as defined in Section 2.25.

“Second Amendment” means that certain Second Amendment to Credit and Guaranty Agreement dated as of July 29, 2003 among Company, Holdings, Syndication Agent, Administrative Agent, Collateral Agent and the financial institutions and the Credit Support Parties listed on the signature pages thereto.

“Second Amendment Effective Date” means the date of satisfaction of all of the conditions set forth in Section II of the Second Amendment.

“Second Amendment Transaction Costs” means (i) the fees, costs and expenses payable by Holdings, Company or any of Company’s Subsidiaries in connection with the Second Amendment and the transactions contemplated by the Second Amendment; (ii) the fees, costs and expenses payable by Holdings, Company or any of Company’s Subsidiaries in connection with the Holdings IPO; (iii) any prepayment premium with respect to the repayment of Senior Subordinated Notes pursuant to Section 6.5(h); (iv) the write-off of debt issuance costs with respect to the repayment of Senior Subordinated Notes pursuant to Section 6.5(h) in an amount not to exceed $2,500,000; and (v) payments made with respect to the Management Agreement pursuant to Section 6.15(ii).

“Tranche C Term Loan” means a Tranche C Term Loan made by a Lender to Company pursuant to Section 2.1(c).

“Tranche C Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Tranche C Term Loan and “Tranche C Term Loan Commitments” means such commitments of all Lenders in the aggregate.  The amount of each Lender’s Tranche C Term Loan Commitment, if any, is set forth on such Lender’s signature page to the Second Amendment or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.  The aggregate amount of the Tranche C Term Loan Commitments as of the Second Amendment Effective Date is $118,004,965.

“Tranche C Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche C Term Loans of such Lender; provided, at any time prior to the making of the Tranche C Term Loans, the Tranche C Term Loan Exposure of any Lender shall be equal to such Lender’s Tranche C Term Loan Commitment.

“Tranche C Term Loan Maturity Date” means the earlier of (i) the seventh anniversary of the Closing Date and (ii) the date that all Tranche C Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Tranche C Term Loan Note” means a promissory note in the form of Exhibit B-4, as it may be amended, supplemented or otherwise modified from time to time.

B.     Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “Applicable Margin”, “Class”, “Commitment”, “Consolidated Adjusted EBITDA”, “Consolidated Excess Cash Flow”, “Interest Period”, “Letter of Credit Sublimit”, “Loan”, “Management Agreement”, “Note”, “Pro Rata Share”, “Requisite Class Lenders”, “Requisite Lenders”, “Revolving Commitment”, “Revolving Loan” and “Type of Loan” in their entirety and replacing them with:

“Applicable Margin” means (i) a percentage, per annum, determined by reference to the Leverage Ratio in effect from time to time as set forth below:

Leverage Ratio	Applicable Margin for Tranche C Term Loans	Applicable Margin for Revolving Loans
> 4.25:1.00	2.75%	3.00%
< 4.25:1.00 > 3.75:1.00	2.75%	2.75%
< 3.75:1.00 > 3.25:1.00	2.50%	2.50%
< 3.25:1.00 > 2.75:1.00	2.50%	2.25%
< 2.75:1.00	2.25%	2.00%

and (ii) with respect to Swing Line Loans, Tranche C Term Loans and Revolving Loans that are Base Rate Loans, an amount equal to (a) the Applicable Margin for Eurodollar Rate Loans as set forth above, as applicable, minus (b) 1.00% per annum.  No change in the Applicable Margin shall be effective until three Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) calculating the Leverage Ratio.  At any time Company has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(d), the Applicable Margin shall be determined as if the Leverage Ratio were in excess of 4.25:1.00.  Within one Business Day of receipt of the applicable information under Section 5.1(d), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date.

“Class” means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Tranche C Term Loan Exposure, and (b) Lenders having Revolving Exposure (including Swing Line Lender), and (ii) with respect to Loans, each of the following classes of Loans: (a) Tranche C Term Loans, and (b) Revolving Loans (including Swing Line Loans).

“Commitment” means any Revolving Commitment or Tranche C Term Loan Commitment.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes (including any taxes actually paid) based on income, (d) total depreciation expense, (e) total amortization expense, (f) other non-Cash items reducing Consolidated Net Income (including any such non-Cash items resulting from purchase accounting but excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period) and (g) to the extent deducted in calculating Consolidated Net Income, Transaction Costs, Second Amendment Transaction Costs and non-recurring or unusual costs incurred in the relevant period; provided that the aggregate amount of such non-recurring or unusual costs included in this clause (g) incurred during the term of this Agreement shall not exceed $2,000,000, minus (ii) other non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents an accrual of revenue or the reversal of a reserve, in each case in the ordinary course of business for potential Cash items in any prior period).

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA, plus (b) the Consolidated Working Capital Adjustment, minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures and Permitted Acquisitions (net of any proceeds of any related financings with respect to such expenditures or Permitted Acquisitions), (c) Consolidated Cash Interest Expense, (d) provisions for current taxes based on income of Holdings and its Subsidiaries and payable in Cash or taxes paid with respect to such period and (e) to the extent included in clause (g) of the definition of Consolidated Adjusted EBITDA for such period, Cash Second Amendment Transaction Costs, and non-recurring or unusual costs incurred and paid in Cash during the relevant period.

“Interest Period” means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months, as selected by Company in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Tranche C Term Loans shall extend beyond the

Tranche C Term Loan Maturity Date; and (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date.

“Letter of Credit Sublimit” means the lesser of (i) $40,000,000 and (ii) the aggregate unused amount of the Revolving Commitments then in effect.

“Loan” means a Tranche C Term Loan, a Revolving Loan or a Swing Line Loan.

“Management Agreement” means that certain Management Agreement between Company and Berkshire, dated as of August 15, 2001 as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.15.

“Note” means a Tranche C Term Note, a Revolving Note or a Swing Line Note.

“Pro Rata Share” means (i)  with respect to all payments, computations and other matters relating to the Tranche C Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche C Term Loan Exposure of that Lender by (b) the aggregate Tranche C Term Loan Exposure of all Lenders; and (ii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders.  For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Tranche C Term Loan Exposure, and the Revolving Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Tranche C Term Loan Exposure, and the aggregate Revolving Exposure of all Lenders.

“Requisite Class Lenders” means, as at any date of determination, (i) for the Class of Lenders having Tranche C Term Loan Exposure, Lenders holding more than 50% of the aggregate Tranche C Term Loan Exposure of all Lenders; and (ii) for the Class of Lenders having Revolving Exposure, Lenders having or holding more than 50% of the aggregate Revolving Exposure of all Lenders.

“Requisite Lenders” means one or more Lenders having or holding Tranche C Term Loan Exposure and/or Revolving Exposure and representing more than 50% of the sum of (i) the aggregate Tranche C Term Loan Exposure of all Lenders and (ii) the aggregate Revolving Exposure of all Lenders.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swingline Loans hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate.   The amount of each Lender’s Revolving Commitment, if any, is set forth on such Lender’s signature page to this Agreement, or in the applicable Assignment Agreement or Joinder Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.

“Revolving Loan” means a Loan made by a Lender to Company pursuant to Section 2.2(a), 2.22 and/or 2.25.

“Type of Loan” means (i) with respect to either Tranche C Term Loans or Revolving Loans, a Base Rate Loan or a Eurodollar Rate Loan, and (ii) with respect to Swing Line Loans, a Base Rate Loan.

1.2                               Amendments to Section 2.

A.     Section 2.1 of the Credit Agreement is hereby amended by adding a new subsection (c) and (d) at the conclusion thereof as follows:

“(c)                            Tranche C Term Loan Commitments.  Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Second Amendment Effective Date, a Tranche C Term Loan to Company in an amount equal to such Lender’s Tranche C Term Loan Commitment.  Company may make only one borrowing under the Tranche C Term Loan Commitment which shall be on the Second Amendment Effective Date.  Any amount borrowed under this Section 2.1(c) and subsequently repaid or prepaid may not be reborrowed.  Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Tranche C Term Loans shall be paid in full no later than the Tranche C Term Loan Maturity Date.  Each Lender’s Tranche C Term Loan Commitment shall terminate immediately and without further action on the Second Amendment Effective Date after giving effect to the funding of such Lender’s Tranche C Term Loan Commitment on such date.

(d)                                 Borrowing Mechanics for Tranche C Term Loans.

(i)                                     Company shall deliver to Administrative Agent a fully executed and delivered Second Amendment Effective Date Certificate (which shall be deemed to be a Funding Notice with respect to the Tranche C Term Loans for all purposes hereof) no later than three days prior to the Second Amendment Effective Date.  Promptly upon receipt by Administrative Agent of such certificate, Administrative Agent shall notify each Lender by telefacsimile or telephone (promptly confirmed by telefacsimile) of the proposed borrowing.

(ii)                                  Each Lender shall make its Tranche C Term Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Second Amendment Effective Date, by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office.  Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Tranche C Term Loans available to Company on the Second Amendment Effective Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at Administrative Agent’s Principal Office or to such other account as may be designated in writing to Administrative Agent by Company.”

B.     Section 2.5 of the Credit Agreement is hereby amended by deleting Section 2.5(a) in its entirety and replacing it with the following:

“(a)   Pro Rata Shares.  All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective applicable Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Tranche C Term Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.”

C.     Section 2.5 of the Credit Agreement is hereby further amended by deleting the last sentence of Section 2.5(b) and replacing it with the following:

“Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Tranche C Term Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.”

D.     Section 2.6 of the Credit Agreement is hereby amended by deleting Section 2.6 in its entirety and replacing it with the following:

“2.6.                      Use of Proceeds.  The proceeds of the Tranche C Term Loans shall be applied by Company to prepay all outstanding Tranche B Term Loans on the Second Amendment Effective Date.  The proceeds of any Revolving Loans, Swing Line Loans and Letters of Credit made after the Closing Date shall be applied by Company for working capital and general corporate purposes of Holdings and its Subsidiaries, including Permitted Acquisitions and certain payments made to stockholders and optionholders in accordance with Section 6.5(g).  No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation implementing Regulation T, Regulation U or Regulation X or to violate the Exchange Act.”

E.     Section 2.7(c) of the Credit Agreement is hereby amended by adding the following sentence at the conclusion thereof:

“If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Second Amendment Effective Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Second Amendment Effective Date (or, if such notice is delivered after the Second Amendment Effective Date, promptly after Company’s receipt of such notice) a Note or Notes to evidence such Lender’s Tranche C Term Loan.”

F.     Section 2.8(a) of the Credit Agreement is hereby amended by deleting Section 2.8(a)(iii) in its entirety and replacing it with the following:

“(iii)        in the case of Tranche C Term Loans:

(1)                                  if a Base Rate Loan, at the Base Rate, plus, the Applicable Margin; or

(2)                                  if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate, plus, the Applicable Margin.”

G.     Section 2.9(a)(i) of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“(i)  to convert at any time all or any part of any Tranche C Term Loan or Revolving Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Company shall pay all amounts due under Section 2.18 in connection with any such conversion; or”

H.     Section 2.12 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“2.12  Scheduled Payments/Commitment Reductions.

(a)                                  Scheduled Installments.  The principal amounts of the Tranche C Term Loans shall be repaid in consecutive quarterly installments (each, an “Installment”) in the aggregate amounts set forth below on the last day of each Fiscal Quarter (each, an “Installment Date”), commencing September 30, 2003:

Fiscal Quarter	Tranche C Term Loan Installments
September 30, 2003	$295,012.4125
December 31, 2003	$295,012.4125
March 31, 2004	$295,012.4125
June 30, 2004	$295,012.4125
September 30, 2004	$295,012.4125
December 31, 2004	$295,012.4125
March 31, 2005	$295,012.4125
June 30, 2005	$295,012.4125
September 30, 2005	$295,012.4125
December 31, 2005	$295,012.4125
March 31, 2006	$295,012.4125
June 30, 2006	$295,012.4125
September 30, 2006	$295,012.4125
December 31, 2006	$295,012.4125
March 31, 2007	$295,012.4125
June 30, 2007	$295,012.4125
September 30, 2007	$295,012.4125
December 31, 2007	$28,247,438.50
March 31, 2008	$28,247,438.50
June 30, 2008	$28,247,438.50
September 30, 2008	$28,247,438.50

Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche C Term Loans, in accordance with Sections 2.13, 2.14 and 2.15 as applicable; and (y) the Tranche C Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Tranche C Term Loan Maturity Date.”

I.     Section 2.13(a) of the Credit Agreement is hereby amended by deleting the last paragraph thereof and replacing it with the following:

“in each case given to Administrative Agent or Swing Line Lender, as the case may be, by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Tranche C Term Loans or Revolving Loans, as the case may be, by telefacsimile or telephone (promptly confirmed by telefacsimile) to each Lender) or Swing Line Lender, as the case may be.  Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.”

J.     Section 2.14 of the Credit Agreement is hereby amended by adding a new sentence at the conclusion of Section 2.14(c) as follows:

“Notwithstanding anything to the contrary herein, any net Cash proceeds received by Holdings in connection with the Holdings IPO may be used (i) to repay up to $61,250,000 of the outstanding principal amount of the Senior Subordinated Notes plus any prepayment premium and accrued interest in connection therewith and (ii) to prepay any fees and expenses payable under the Management Agreement pursuant to Section 6.5(e) and Section 6.15 hereof (such amount in (i) and (ii), the “IPO Payments”); provided, that 50% of any net Cash proceeds in excess of the IPO Payments shall be used to prepay the Loans in accordance with Section 2.15(b).”

K.     Section 2.14 of the Credit Agreement is hereby further amended by deleting Section 2.14(e) in its entirety and replacing it with the following:

“ (e)                         Consolidated Excess Cash Flow.  In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 2003), Company shall, no later than ninety (90) days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to 75% of such Consolidated Excess Cash Flow; provided, during any period in which the Leverage Ratio (determined for any such period by reference to the most recent Compliance Certificate delivered pursuant to Section 5.1(d) calculating the Leverage Ratio) shall be 3.00:1.00 or less, Company shall only be required to make the prepayments and/or reductions otherwise required hereby in an amount equal to 50% of such Consolidated Excess Cash Flow.  Notwithstanding any of the foregoing to the contrary, immediately following the completion of the Holdings IPO, the percentages set forth above shall be reduced from 75% to 50% and 50% to 25%, respectively.”

L.     Section 2.15 of the Credit Agreement is hereby amended by deleting Section 2.15(a) and replacing it with the following:

“(a)                            Application of Voluntary Prepayments by Type of Loans.  Any prepayment of any Loan pursuant to Section 2.13(a) shall be applied as specified by Company in the applicable notice of prepayment; provided, in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

first, to repay outstanding Swing Line Loans to the full extent thereof;

second, to repay outstanding Revolving Loans to the full extent thereof; and

third, to repay the Tranche C Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).

Any prepayment of any Tranche C Term Loan pursuant to Section 2.13(a) shall be further applied on an pro rata basis to reduce the scheduled remaining Installments of principal on such Tranche C Term Loan.”

M.     Section 2.15 of the Credit Agreement is hereby further amended by deleting Section 2.15(b) and replacing it with the following:

“(b)                           Application of Mandatory Prepayments by Type of Loans.  Any amount required to be paid pursuant to Sections 2.14(a) through 2.14(e) shall be applied as follows:

first, to prepay Tranche C Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be further applied on a pro rata basis to the remaining scheduled Installment of principal of the Tranche C Term Loans;

second, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Commitments by the amount of such prepayment;

third, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Commitments by the amount of such prepayment;

fourth, to prepay outstanding reimbursement obligations with respect to Letters of Credit and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment;

fifth, to cash collateralize Letters of Credit an a manner reasonably acceptable to the Administrative Agent and to further permanently reduce the Revolving Loan Commitments by the amount of such cash collateralization; and

sixth, to further permanently reduce the Revolving Commitments to the full extent thereof.”

N.     Section 2 of the Credit Agreement is hereby further amended by adding a new Section 2.25 at the conclusion thereof as follows:

“Section 2.25.     New Revolving Commitments.

Company may by written notice to Administrative Agent and Syndication Agent elect to request prior to the Revolving Commitment Termination Date, an increase to the existing Revolving Loan Commitments (any such increase, the “New Revolving Commitments”), by an aggregate amount not in excess of $20,000,000 and not less than $2,500,000 individually.  Such notice shall specify (A) the date (an “Increased Amount Date”) on which Company proposes that the New Revolving Commitments shall be effective, which shall be a date not less than one Business Day after the date on which such notice is delivered to Administrative Agent and Syndication Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Revolving Loan Lender”) to whom Company proposes any portion of such New Revolving Commitments be allocated and the amounts of such allocations; provided that any Lender approached to provide all or a portion of such New Revolving Commitments may elect or decline, in its sole discretion, to provide a New Revolving Commitment.  Such New Revolving Commitments shall become effective, as of such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on the Increased Amount Date before or after giving effect to such New Revolving Commitments; (2)  Holdings and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Section 6.8 as of the last day of the most recently ended Fiscal Quarter after giving effect to such New Revolving Commitments; (3) the New Revolving Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by Company, Syndication Agent and Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 2.20(c); (4) Company shall make any payments required pursuant to Section 2.18(c) in connection with such New Revolving Commitments; and (5) Company shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction.

On each Increased Amount Date on which the New Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Revolving Loan Lenders shall assign to each of the New Revolving Loan Lenders, and each of the New Revolving Loan Lenders shall purchase from each of the Revolving Loan Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Loan Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Loan Commitments after giving effect to the addition of such New Revolving Commitments to the Revolving Loan Commitments, (b) each New Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and (c) each New Revolving Loan Lender shall become a Lender with respect to such New Revolving Commitment and all matters relating thereto.

Administrative Agent shall notify Lenders promptly upon receipt of Company’s notice of each Increased Amount Date and in respect thereof (y) the New Revolving Commitments and the New Revolving Loan Lenders, and (z) the respective interests in such Revolving Loan Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section 2.25.  The terms and provisions of New Revolving Loans shall be identical to the Revolving Loans.”

1.3          Amendments to Section 5.

A.     Section 5.12 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“5.12  Interest Rate Protection.  Company shall maintain, or caused to be maintained, in effect one or more Hedge Agreements for a term of not less than three years from the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent, which Hedge Agreements shall effectively limit the Unadjusted Eurodollar Rate Component of the interest costs to Company with respect to an aggregate notional principal amount of not less than 25% of the aggregate principal amount of the Tranche C Term Loans outstanding from time to time (based on the assumption that such notional principal amount was a Eurodollar Rate Loan with an Interest Period of three months) at a rate and on terms satisfactory to the Syndication Agent.”

1.4          Amendments to Section 6.

A.     Section 6.5 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (e), deleting the “.” at the end of clause (f), and inserting the following clauses (g), (h) and (i) at the end thereof:

“(g)                           Holdings and Company may make Restricted Junior Payments to stockholders and optionholders of Holdings in an amount not to exceed $27,450,000; (h) on or prior to the date three months following the consummation of the Holdings IPO, Holdings and its Subsidiaries may use the net Cash proceeds of the Holdings IPO to make Restricted Junior Payments in respect of any repurchase, redemption or repayment of up to $61,250,000 of the outstanding principal amount of Senior Subordinated Notes (plus any prepayment premium and accrued interest in connection therewith); and (i) Holdings and its Subsidiaries may make Restricted Junior Payments in respect of any repurchase, redemption or repayment of the Senior Subordinated Notes; provided, that (x) at the time of such Restricted Junior Payment and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing and (y) the amount of such Restricted Junior Payments made pursuant to this clause (i) shall not exceed $15,000,000 in the aggregate.”

B.     Section 6.9 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (d), deleting the “.” and inserting an “; and” at the end of clause (e) and adding the following clause (f) at the end thereof:

“(f) Each of Company and Holdings may change the state of its incorporation from the Commonwealth of Massachusetts to the State of Delaware (including through a merger into a newly formed wholly-owned Subsidiary); provided, that prior to any such reincorporation, Collateral Agent shall have received evidence satisfactory to Collateral Agent of the compliance of Company and Holdings, as the case may be, with all covenants under the Pledge and Security Agreement and other Collateral Documents (including, without limitation, the delivery of information requested by the Collateral Agent in connection with the filing of new UCC financing statements).”

C.     Section 6.12 of the Credit Agreement is hereby amended by deleting Section 6.12 in its entirety and replacing it with the following:

“No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of Capital Stock of Holdings or any of its Subsidiaries or with any Affiliate of Holdings or of any such holder, on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Company and any Guarantor Subsidiary; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Holdings and its Subsidiaries; (c) fees payable under the Management Agreement; (d) compensation arrangements for officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business; (e) Indebtedness to members of management in connection with management stock repurchases permitted under Section 6.1(m); (f) transactions described in Schedule 6.12 and (g) payments made by Holdings and Company to stockholders and optionholders of Holdings in an amount not to exceed $27,450,000.”

D.     Section 6.14 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding any of the foregoing, Holdings may (i) change the state of  its incorporation from the Commonwealth of Massachusetts to the State of Delaware and may change its name from Carter Holdings, Inc. to “Carter’s, Inc.”; provided, prior to any such reincorporation or name change, Collateral Agent shall have received evidence satisfactory to Collateral Agent of the compliance of Holdings with all covenants under the Pledge and Security Agreement and other Collateral Documents (including, without limitation, the delivery of information requested by the Collateral Agent in connection with the filing of new UCC financing statements) and (ii) consummate the Holdings IPO and enter into related agreements in connection therewith.”

E.     Section 6.15 of the Credit Agreement is hereby amended by adding the following at the end thereof:

“; provided, that Company may amend the Management Agreement to provide for (i) the payment of an amount not to exceed $1,100,000 in satisfaction of all fees and expenses payable thereunder that are accrued and unpaid prior to the date of such payment and (ii) upon the consummation of the Holdings IPO, a one-time payment of an amount not to exceed $3,600,000 in satisfaction of all other fees and expenses payable thereunder.”

1.5                               Amendments to Section 10.

A.     Section 10.5(c) is hereby amended by deleting the “or” at the end of clause (v), deleting the “.” and inserting an “; or” at the end of clause (vi) and adding the following clause (vii) at the end thereof:

“(vii) increase any Tranche C Term Loan Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or

Event of Default shall constitute an increase in any Tranche C Term Loan Commitment of any Lender;”

B.     Section 10.6(c)(ii) is hereby amended by adding the following proviso at the conclusion thereof as follows:

“; provided, further, each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Tranche C Term Loans of the assigning Lender) with respect to the assignment of the Tranche C Term Loans.”

C.     Section 10.17 of the Credit Agreement is hereby amended by adding the following paragraph at the conclusion thereof as follows:

“Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure.  However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates’ directors and employees to comply with applicable securities laws.  For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.”

1.6          Amendments to Exhibits.

The Exhibits to the Credit Agreement are hereby amended by adding a new Exhibit B-4 and a new Exhibit K in substantially the form of Exhibit B and Exhibit C to the Second Amendment.

SECTION II.     CONDITIONS TO EFFECTIVENESS

Section I of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent:

A.     Execution.  Credit Parties, Requisite Lenders and each Lender with a Tranche C Term Loan Commitment shall have executed this Amendment.

B.     Representations and Warranties.  As of the date hereof, the representations and warranties contained herein and in the other Credit Documents shall be true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.

C.     No Default.  As of the date hereof, no event shall have occurred and be continuing that would constitute an Event of Default or a Default.

D.     Second Amendment Effective Date Certificate.  Company shall have delivered to Administrative Agent an originally executed Second Amendment Effective Date Certificate in the form of Exhibit A to this Amendment, together with all attachments thereto (which shall be deemed to be a Funding Notice with respect to the Tranche C Term Loans for all purposes hereof).

E.     Necessary Consents.  Each Credit Party shall have obtained all material consents necessary or advisable in connection with the execution and delivery of this Amendment.

F.     Collateral.  Collateral Agent shall have received evidence satisfactory to Collateral Agent of the compliance of the Company and Holdings, as the case may be, with all covenants under the Pledge and Security Agreement and other Collateral Documents (including, without limitation, the delivery of information requested by the Collateral Agent in connection with the filing of new UCC financing statements in connection with Company and Holdings, as the case may be, reincorporating in the State of Delaware and Holdings changing its name from Carter Holdings, Inc. to “Carter’s, Inc.” in accordance with subsections I 1.3C and I 1.3D of this Amendment).

G.     Legal Opinion.  Syndication Agent and Administrative Agent shall have received a reasonably satisfactory legal opinion from Ropes & Gray LLP in form and substance reasonably satisfactory to the Syndication Agent and Collateral Agent.

H.     Amendment Fees.  Administrative Agent shall have received, for distribution to all Lenders executing this Amendment on or prior to July 29, 2003, an amendment fee equal to 0.05% of such Lender’s outstanding Tranche B Term Loans and Revolving Commitments immediately prior to the Second Amendment Effective Date (without giving effect to the New Revolving Commitments contemplated hereby).

I.     Other Fees.  Administrative Agent shall have received all other fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including reimbursement or other payment of all costs and expenses required to be reimbursed or paid by Company or Holdings, as the case may be, hereunder or under any other Credit Document.

J.     Other Documents.  Administrative Agent and Lenders shall have received such other documents, information or agreements regarding Credit Parties as Administrative Agent or Syndication Agent may reasonably request.

Upon the effectiveness of this Second Amendment pursuant to the conditions set forth in this Section II and the funding of Tranche C Term Loans on the Second Amendment Effective Date, all outstanding amounts under the Tranche B Term Loans shall be paid and satisfied in full and if the Company so requests, each Lender who has previously received a Tranche B Term Loan Note shall deliver such Note to the Company for cancellation.

SECTION III.     REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:

A.     Corporate Power and Authority.  Each Credit Party, which is party hereto, has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Credit Documents.

B.     Authorization of Agreements.  The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Credit Documents have been duly authorized by all necessary action on the part of each Credit Party.

C.     No Conflict.  The execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Agreement and the other Credit Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of Holdings, Company or any Credit Party or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Material Contract of the applicable Credit Party, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section III C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of each Credit Party (other than any Liens created under any of the Credit Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Material Contract of each Credit Party, except for such approvals or consents which will be obtained on or before the Second Amendment

Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

D.     Governmental Consents.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Credit Party of this Amendment and the performance by Company and Holdings of the Amended Agreement and the other Credit Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

E.     Binding Obligation.  This Amendment and the Amended Agreement have been duly executed and delivered by each of the Credit Parties party thereto and each constitutes a legal, valid and binding obligation of such Credit Party to the extent a party thereto, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

F.     Incorporation of Representations and Warranties From Credit Agreement.  The representations and warranties contained in Section 4 of the Amended Agreement are and will be true and correct in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

G.     Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

SECTION IV.     ACKNOWLEDGMENT AND CONSENT

Each Domestic Subsidiary and Holdings are referred to herein as a “Credit Support Party” and collectively as the “Credit Support Parties”, and the Credit Documents to which they are a party are collectively referred to herein as the “Credit Support Documents”.

Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment.  Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Support Documents the payment and performance of all “Obligations” under each of the Credit Support Documents to which is a party (in each case as such terms are defined in the applicable Credit Support Document).

Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.  Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Each Credit Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Credit Support Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Support Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

SECTION V.     MISCELLANEOUS

A.     Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)     On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii)     Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)     The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.

B.     Headings.  Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C.     Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

D.     Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:	THE WILLIAM CARTER COMPANY

	By:	/s/ Michael D. Casey
Name: Michael D. Casey
Title: Executive Vice President and Chief Financial Officer

HOLDINGS:	CARTER HOLDINGS, INC.

	By:	/s/ Michael D. Casey
Name: Michael D. Casey
Title: Executive Vice President and Chief Financial Officer

CREDIT SUPPORT PARTIES:	CARTER’S DE SAN PEDRO, INC.
(for purposes of Section 4)

	By:	/s/ David A. Brown
Name: David A. Brown
Title: Vice President

CARTER’S IMAGINATION, INC.

	By:	/s/ David A. Brown
Name: David A. Brown
Title: Vice President

SYNDICATION AGENT AND A TRANCHE C TERM LOAN LENDER:	GOLDMAN SACHS CREDIT PARTNERS L.P.
By:
Authorized Signatory

Tranche C Term Loan Commitment:

$

ADMINISTRATIVE AGENT:	FLEET NATIONAL BANK

By:
Name:
Title:

LENDER:	[INSTITUTION]

By:
Name:
Title:

EXHIBIT A TO

SECOND AMENDMENT TO

CREDIT AND GUARANTY AGREEMENT

SECOND AMENDMENT EFFECTIVE DATE CERTIFICATE

THE UNDERSIGNED COMPANY HEREBY CERTIFIES AS FOLLOWS:

1.             Reference is made to the Credit and Guaranty Agreement, dated as of  August 15, 2001 as amended through the date hereof (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among THE WILLIAM CARTER COMPANY, a Massachusetts corporation (“Company”), CARTER HOLDINGS, INC., a Massachusetts corporation (“Holdings”), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger, Book Runner and as Syndication Agent, FLEET NATIONAL BANK, as Administrative Agent and Collateral Agent and BNP PARIBAS, as Documentation Agent.

2.             Pursuant to Section 2.1(d) of the Credit Agreement, Company requests that Lenders make the following Loans to Company on the date hereof:

Tranche C Term Loans:	$118,004,965

Eurodollar Rate Loans, with an Initial Interest Period of Month(s)

3.             We have reviewed the terms and conditions of Section II of the Second Amendment and the definitions and provisions contained in the Credit Agreement (as amended by the Second Amendment) relating thereto, and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to herein.

4.             Based upon or review and examination described in paragraph (2) above, we certify, on behalf of Holdings and Company, that as of the date hereof:

(a)                                  after giving effect to the Second Amendment, the representations and warranties contained in each of the Credit Documents are true and correct in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date;

(b)                                 after giving effect to the Second Amendment, no event has occurred and is continuing that would constitute an Event of Default or a Default.

5.             Each Credit Party has requested Ropes & Gray LLP to deliver to Agents and Lenders on the Second Amendment Effective Date written opinions in form and substance reasonably satisfactory to the Agents.

[Remainder of page intentionally left blank]

The foregoing certifications are made and delivered as of July 29, 2003.

THE WILLIAM CARTER COMPANY

By:
Name:
Title:

CARTER HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT B TO

SECOND AMENDMENT TO

CREDIT AND GUARANTY AGREEMENT

Exhibit B-4 To Credit Agreement

TRANCHE C TERM LOAN NOTE

$[1][ , , ]
[2] [mm/dd/yy]	New York, New York

FOR VALUE RECEIVED, THE WILLIAM CARTER COMPANY, a Massachusetts corporation (“Company”), promises to pay [NAME OF LENDER] (“Payee”) or its registered assigns the principal amount of [1][DOLLARS] ($[1][     ,     ,     ]) in the installments referred to below.

Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of August 15, 2001 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, CARTER HOLDINGS, INC., a Massachusetts corporation (“Holdings”), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger, Book Runner, and as Syndication Agent, FLEET NATIONAL BANK, as Administrative Agent and as Collateral Agent, and BNP PARIBAS, as Documentation Agent.

Company shall make principal payments on this Note as set forth in Section 2.12 of the Credit Agreement.

This Note is one of the “Tranche C Term Loan Notes” in the aggregate principal amount of $118,004,965 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such

[1]           Lender’s Tranche C  Term Loan Commitment

[2]           Date of Issuance

purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, Company, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Company promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note.  Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

By:
Title:

EXHIBIT C TO

SECOND AMENDMENT TO

CREDIT AND GUARANTY AGREEMENT

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of                         , 2003 (this “Agreement”), by and among [NEW LENDERS] (each a “Lender” and collectively the “Lenders”), THE WILLIAM CARTER COMPANY, a Massachusetts corporation (“Company”), CARTER HOLDINGS, INC., a Massachusetts corporation (“Holdings”), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger, Book Runner and as Syndication Agent and FLEET NATIONAL BANK, as Administrative Agent and Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the CREDIT AND GUARANTY AGREEMENT, dated as of August 15, 2001 (as it may be amended, restated,  supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Lenders party thereto from time to time, GSCP, as Lead Arranger and Syndication Agent, Fleet, as Administrative Agent and Collateral agent, and BNP Paribas, as Documentation Agent; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, Company  may increase the existing Revolving Commitments by entering into one or more Joinder Agreements with the New Revolving Loan Lenders, as applicable.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Lender party hereto hereby agrees to commit to provide its respective Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

Each Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Administrative Agent and Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to Administrative Agent and Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Each Lender hereby agrees to make its Commitment on the following terms and conditions:

1.             New Lenders.  Each New Revolving Loan Lender acknowledges and agrees that upon its execution of this Agreement that such New Revolving Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

2.             Credit Agreement Governs.  Except as set forth in this Agreement, New Revolving Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

3.             Holdings and Company’s Certifications.  By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and Holdings and Company hereby certify that:

i.              The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

ii.             No event has occurred and is continuing that would constitute a Default or an Event of Default; and

iii.            Company has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

4.             Company Covenants.  By its execution of this Agreement, Company hereby covenants that:

i.              Company shall make any payments required pursuant to Section 2.18(c) of the Credit Agreement in connection with the New Revolving Commitments;

ii.             Company shall deliver or cause to be delivered a legal opinion from Ropes and Gray LLP and other documents reasonably requested by Administrative Agent in connection with this Agreement; and

iii.            Set forth on the attached Officers’ Certificate are the calculations (in reasonable detail) demonstrating compliance with the financial tests described in Section 6.8 of the Credit Agreement.

5.             Eligible Assignee.  By its execution of this Agreement, each New Revolving Loan Lender represents and warrants that it is an Eligible Assignee.

6.             Notice.  For purposes of the Credit Agreement, the initial notice address of each New Revolving Loan Lender shall be as set forth below its signature below.

7.             Non-US Lenders.  For each New Revolving Loan Lender that is a Non-US Lender, delivered herewith to Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Revolving Loan Lender may be required to deliver to Administrative Agent pursuant to subsection 2.20(c) of the Credit Agreement.

8.             Recordation of the New Loans.  Upon execution and delivery hereof, Administrative Agent will record the New Revolving Loans made by New Revolving Loan Lenders in the Register.

9.             Amendment, Modification and Waiver.  This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

10.           Entire Agreement.  This Agreement, the Credit Agreement and  the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

11.           GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

12.           Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

13.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of [                       ,            ].

[NAME OF LENDER]

By:
Name:
Title:

Notice Address:

Attention:
Telephone:
Facsimile:

THE WILLIAM CARTER COMPANY

By:
Name:
Title:

CARTER HOLDINGS, INC.

By:
Name:
Title:

Consented to by:

GOLDMAN SACHS CREDIT PARTNERS, L.P.,
as Syndication Agent

By:
Name:
Title:

FLEET NATIONAL BANK
as Administrative Agent

By:
Name:
Title:

SCHEDULE A

TO JOINDER AGREEMENT

Name of Lender	New Revolving Commitment
[ ]	$

Total: $